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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


         Date of Earliest Event Reported: April 14, 1997


                    NEW ENGLAND POWER COMPANY

        (exact name of registrant as specified in charter)


Massachusetts              1-6564              04-1663070
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)          Identification No.)
incorporation)




       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)
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Item 5.  Other Events
_____________________

     On April 14, 1997, the Town of Norwood, Massachusetts filed a lawsuit against the Company in the United States District Court for the District of Massachusetts. The Company is the wholesale electric power supplier for Norwood pursuant to rates approved by the Federal Energy Regulatory Commission. Norwood alleges that the Company's proposal to divest its power generation assets violates the terms of a 1983 agreement settling an antitrust lawsuit brought by Norwood against the Company. Norwood also alleges that the Company's proposed divestiture plan and recovery of stranded investment costs contravene Federal antitrust laws. Norwood seeks that the Company be permanently enjoined from refusing to comply with the terms of the 1983 settlement agreement by divesting its generation facilities or from charging unjust and unreasonable rates to Norwood. Norwood also seeks to recover treble damages of $450,000,000. The Company believes that its divestiture plan will promote competition in the wholesale power generation market and that it has met and will continue to meet its contractual commitments to Norwood. Further, the Company believes that Norwood's lawsuit is without merit and will seek to dismiss the lawsuit.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                             NEW ENGLAND POWER COMPANY

                                 s/Michael E. Jesanis

                              By
                                 Michael E. Jesanis
                                 Treasurer


Date:   April 16, 1997